September 22, 1999




Riviera Holdings Corporation
2901 Las Vegas Boulevard South
Las Vegas, NV 89109

RE:      Riviera Holdings Corporation
         13% First Mortgage Notes due 2005

Ladies and Gentlemen:

         Reference  is  made  to  the   Registration   Statement  on  Form  S-4,
Registration No. 333-81613, together with the amendments thereto (the "Registration Statement") filed by Riviera Holdings Corporation, and the additional registrants specified in Registration Statement.

         I hereby consent to the use of my name and to being named as an expert under the captions "Risk Factors - Gaming licenses, permits and approvals", "Legislative Issues" and "State gaming tax issues" and "Gaming and Liquor
Regulatory Matters" pertaining to matters of law and legal conclusions concerning Colorado gaming laws in the prospectus which is included in the Registration Statement.

                                   Very truly yours,




                                   Edward J. McGrath
                                   Verner, Lipfert, Bernhard, McPherson & Hand